SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)   May 17, 2004

            TRANSTECH INDUSTRIES, INC.
(Exact name of registrant as specified in charter)


   Delaware                0-6512                22-1777533
(State or other          (Commission          (IRS. Employer
jurisdiction of          File Number)         Identification No.)
incorporation)

  200 Centennial Ave., Piscataway, N.J.                 08854
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (732)981-0777

(Former name or former address, if changed
since last report.)                                Not applicable




                                             Page 1 of 5 pages

Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

Press Release

     The following is the text of the press release dated May 17, 2004 reporting Transtech Industries, Inc.'s results of operations for the three months ended March 31, 2004.

           TRANSTECH INDUSTRIES, INC. REPORTS RESULTS
           FOR THE THREE MONTHS ENDED MARCH 31, 2004

     PISCATAWAY, N.J., May 17, 2004 - Robert V. Silva, President and Chief Executive Officer of Transtech Industries, Inc. (OTC BULLETIN BOARD:TRTI) announced the results of operations for the three months ended March 31, 2004. The Company's subsidiaries perform environmental services and generate electricity utilizing methane gas as fuel.

     Gross revenues of the environmental services segment for the three months ended March 31, 2004 were $245,000 versus $268,000 for 2003. The decline is primarily due to the substantial completion of the Company's services at the Southern Ocean Landfill. Revenues for the electricity generation segment for the period in 2004 were $63,000 versus $65,000 in 2003. Net consolidated revenues (after the elimination of inter-company environmental services sales) for the three months of 2004 and 2003 were $63,000 and $115,000, respectively.

     The cost of operations for the three months ended March 31, 2004 and 2003 were $398,000 and $455,000, respectively. The decrease in expenses was primarily due to the reduction in environmental services provided to third parties, and a decrease in professional fees.

      Other net expense for the three months ended March 31, 2004 was $25,000 versus $15,000 for 2003. Results for 2004 and 2003 include charges of $58,000 and $77,000, respectively, for interest accrued on the Company's estimated federal income tax liability discussed below.

     Income tax benefit of $122,000 was recognized for the three months ended March 31, 2004. Neither income tax expense nor benefit was recognized for 2003.

     Net loss for the three months ended March 31, 2004 was $(238,000) or $(.08) versus a net loss of $(335,000) or $(.12) per share for 2003.

     In October 2000, the Company concluded the litigation with the Tax Court begun in 1994. The resulting assessed tax obligations, estimated at $4.8 million as of March 31, 2004, are now due. The Company is pursuing a reduction in the amount due, and a payment plan, for these obligations through the Offer in Compromise procedure. The amount of the Company's funds remaining after an immediate payment of the full tax obligations may be insufficient to satisfy the Company's other contingent obligations and meet its operating expenses as they come due.

     As previously announced, the Company is a defendant in a suit brought by U.S. Environmental Protection Agency ("EPA") regarding the Kin-Buc Landfill.
EPA seeks reimbursement of response costs totaling approximately $4.2 million and penalties totaling approximately $18.1 million. The N.J. Dept. of Environmental Protection initiated a similar suit regarding the Kin-Buc Landfill in September 2002, seeking unspecified un-reimbursed response costs and natural resource damage claims. The Company has been indemnified against the non-penalty portions of the Kin-Buc claims pursuant to a 1997 litigation settlement. Also in September 2002, EPA issued a notice to the Company and other PRPs seeking a total of $9.5 million for reimbursement of past costs and contribution to the cleanup plan for a portion of a site of past operations located in Carlstadt, NJ.

     The Company is unable to predict the outcome of the matters described above or reasonably estimate a range of possible loss given the current status of the proceedings. The Company continues to contest the charges vigorously.

     The Company continues to face significant short-term and long-term cash requirements for its federal and state income tax obligations, as well as professional and administrative costs, and remediation costs associated with sites of past operations. Although the Company continues to pursue the sale of property held for sale and claims against non-settling insurance carriers for recoveries of past remediation costs, no assurance can be given that the timing or amount of the proceeds from such sources will be sufficient to meet the cash requirements of the Company.

     This news release may contain forward-looking statements as defined by federal securities laws, that are based on current expectations and involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risks and uncertainties include among others, the following: general economic and business conditions; the ability of the Company to implement its business strategy; the Company's ability to successfully identify new business opportunities; changes in the industry; competition; the effect of regulatory and legal proceedings. The forward-looking statements contained in this news release speak only as of the date of release; and the Company does not undertake to revise those forward-looking statements to reflect events after the date of this release.

     Presented below are the consolidated balance sheet and comparative consolidated statements of operations for the three months ended March 31, 2004.

                           TRANSTECH INDUSTRIES, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                              As of March 31, 2004
                                   (In $000's)

                                     Assets

Cash and cash equivalents                             $ 4,052
Marketable securities                                     979
Accounts receivable, net of reserves                      329
Other current assets                                      641
    Total current assets                                6,001
Assets held for sale                                    1,312
Other assets                                              470
   Total assets                                       $ 7,783

                      Liabilities and Stockholders' Equity

Accrued income taxes                                  $ 4,008
Accounts payable and other current
  liabilities                                           1,149
   Total current liabilities                            5,157

Accrued remediation and closure costs                   2,054
Other liabilities                                          49
Stockholders' equity                                      523
      Total Liabilities and Stockholders' Equity      $ 7,783

CONSOLIDATED STATEMENTS OF OPERATIONS
                       (In $000's, except per share data)

                                           For the Three Months
                                              Ended March 31,
                                          2004               2003

Gross Revenues                          $  308             $  333
Less: Inter-company                       (245)              (218)
Net Revenues                                63                115
Cost of operations                         398                455
Income (loss) from operations             (335)              (340)
Other income (expense) (a)                 (25)               (15)
Income (taxes) credit                     (122)                 -
Net income (loss)                       $ (238)            $ (335)
Income (loss) per common share:
  Net income (loss)                     $ (.08)            $ (.12)
Number of shares used in
  calculation                        2,979,190          2,979,190

(a) - Other income (expense) for 2004 and 2003 include charges of $58,000 and $77,000, respectively, for interest accrued on the Company's estimated federal income tax liability.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              TRANSTECH INDUSTRIES, INC.
                              (Registrant)


                              By: /s/ Andrew J. Mayer, Jr.
                                 Andrew J. Mayer, Jr., Vice
                                 President-Finance, Chief
                                 Financial Officer and
                                 Secretary

Dated:  May 18, 2004